Exhibit 4.1

Qutoutiao Inc.

NAME AND ADDRESS OF SHAREHOLDER	CERTIFICATE NUMBER	DISTINCTIVE NUMBERS		PAR VALUE PER SHARE
		FROM	TO	US$0.0001

	DATE OF ISSUE	NO. OF SHARE	CLASS OF SHARE	PURCHASE PRICE

SHARE CERTIFICATE

OF

Qutoutiao Inc.

INCORPORATED IN THE CAYMAN ISLANDS

The authorized share capital of the Company is US$50,000 divided into 500,000,000 shares comprising of (i) 50,000,000 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 34,248,442 Class B Ordinary Shares of a par value of US$0.0001 each, and (iii) 415,751,558 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with the Amended Charter.

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON IS THE REGISTERED HOLDER OF THE SHARES SPECIFIED HEREUNDER SUBJECT TO THE RULES AND LAWS GOVERNING THE ADMINISTRATION OF THE COMPANY

SHAREHOLDER	NO. OF SHARE	CLASS OF SHARE	DISTINCTIVE NUMBERS		CERTIFICATE NUMBER	DATE OF ISSUE
			FROM	TO

GIVEN UNDER THE COMMON SEAL OF THE COMPANY ON THE DATE ABOVE AND IN THE PRESENCE OF

DIRECTOR

NO TRANSFER OF ANY OF THE ABOVE SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS CERTIFICATE